UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2023

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(888) 378-6240
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2023, Takeshi Takahashi, M.B.A., resigned from the Board of Directors (the “Board”) of Mineralys Therapeutics, Inc. (the “Company”). Mr. Takahashi advised the Company that his decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.
Additionally, on September 13, 2023 (the “Effective Date”), pursuant to the amended and restated bylaws of the Company (the “Bylaws”), the Board increased the size of the Board to eight (8) members. On the Effective Date, upon the recommendation of the Nominating and Corporate Governance Committee of the Board and pursuant to the Bylaws, the Board appointed Daphne Karydas and Glenn P. Sblendorio as members of the Board. Ms. Karydas will serve as a Class III director, with an initial term expiring at the Company’s 2026 annual meeting of stockholders, and Mr. Sblendorio will serve as a Class II director, with an initial term expiring at the Company’s 2025 annual meeting of stockholders.
In connection with Mr. Takahashi's resignation and the appointments of Ms. Karydas and Mr. Sblendorio, the Board modified the composition of the Board committees. The members of the audit committee are now Ms. Karydas, Derek DiRocco, Ph.D., and Alexander Asam, Ph.D. Ms. Karydas will serve as the chairperson of the audit committee. The members of the compensation committee are now Mr. Sblendorio, Srinivas Akkaraju, M.D., Ph.D., and Dr. DiRocco. Mr. Sblendorio will serve as the chairperson of the compensation committee. The members of the nominating and corporate governance committee are now Brian Taylor Slingsby, M.D., Ph.D., M.P.H., Dr. Asam and Olivier Litzka, Ph.D. Dr. Slingsby will continue to serve as the chairperson of the nominating and corporate governance committee.
Ms. Karydas has served as President and Chief Financial Officer of Flare Therapeutics Inc., a pre-clinical pharmaceutical company, since October 2021. Prior to joining Flare, she served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from July 2020 to October 2021. Ms. Karydas previously served as Senior Vice President of Corporate Financial Planning & Analysis and Strategy at Allergan plc, where she oversaw the company’s long-term financial and business strategy, until its acquisition by AbbVie Inc. in May 2020. She joined Allergan in April 2017 as Senior Vice President of Global Investor Relations and Strategy, leading engagement with the investment community and business strategy development. Prior to joining Allergan, she served as Executive Director and Senior Healthcare Analyst at J.P. Morgan Asset Management from January 2015 to April 2017. Previously, she was a Portfolio Manager and Senior Healthcare Analyst at The Boston Company Asset Management, a BNY Mellon company. Earlier in her career, Ms. Karydas was a Vice President at Goldman Sachs Asset Management focused on healthcare, as well as a member of Goldman Sachs’ healthcare investment banking team. Before joining Goldman Sachs, she was a Project Chemical Engineer at Merck & Co. where she focused on process development for novel vaccines. Ms. Karydas previously served on the board of directors of LogicBio Therapeutics, prior to its acquisition by Alexion Pharmaceuticals, Inc. in October 2022, a position she held beginning in December 2020. She also served on the board of directors of Eucrates Biomedical Acquisition Corp. from May 2020 until April 2023. Ms. Karydas received a B.A. and M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.
Mr. Sblendorio was Chief Executive Officer and a member of the board of directors of IVERIC bio, Inc., a publicly-held biotechnology company, from July 2017 until it was acquired by Astellas Pharma in July of 2023. Prior to IVERIC, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company from March 2006 through March 2016 and was a member of the board of directors of The Medicines Company from July 2011 through December 31, 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio also served as a Managing Director of MPM Capital Advisors from 1998 through 2000. Mr. Sblendorio also serves as a member of the board of directors of Intercept Pharmaceuticals, Inc. and as a member of the board of directors of Amicus Therapeutics, Inc. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University and is a graduate of the Harvard Advanced Management Program.

Pursuant to the Company’s non-employee director compensation program, Ms. Karydas and Mr. Sblendorio were granted on the date of their appointments options to purchase 44,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following their appointment to the Board. Ms. Karydas and Mr. Sblendorio will receive cash compensation for their service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Ms. Karydas and Mr. Sblendorio have also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on February 2, 2023.
There is no arrangement or understanding between Ms. Karydas or Mr. Sblendorio and any other person pursuant to which Ms. Karydas or Mr. Sblendorio was appointed as a director. Ms. Karydas and Mr. Sblendorio are not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Ms. Karydas and Mr. Sblendorio are independent directors in accordance with the listing requirements of The Nasdaq Stock Market LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2023	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Adam Levy

	Name:	Adam Levy

	Title:	Chief Financial Officer, Chief Business Officer and Secretary